UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2013

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COMVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Quannapowitt Parkway Wakefield, Massachusetts (Address of principal executive offices)		01880 (Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

N/A
(Former Name or Former Address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 11, 2013, the Board of Directors (the “Board”) of Comverse, Inc. (the “Company”) increased the size of the Board to seven (7) directors and approved the recommendation of the Corporate Governance & Nominating Committee to appoint Neil Montefiore to fill the resulting vacancy, to serve until the 2014 annual meeting of stockholders or until his successor is duly elected and qualified.  Mr. Montefiore has also been appointed to the Board’s Audit Committee and Corporate Governance & Nominating Committee.  There are no arrangements or understandings between Mr. Montefiore and any other persons pursuant to which he was selected as a director.  There have been no transactions involving Mr. Montefiore that would require disclosure under Item 404(a) of Regulation S-K.  In connection with his appointment, Mr. Montefiore will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are summarized in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on May 28, 2013.

Mr. Montefiore, age 60, served as Chief Executive Officer and director of StarHub Ltd. from January 2010 until his retirement in February 2013. From April 1996 to January 2009, Mr. Montefiore served as the Chief Executive Officer of MobileOne Ltd., and as a director from November 2002 to February 2009.  Mr. Montefiore served as the Director of Mobile Services at Hongkong Telecom CSL Ltd from 1995 to 1996, and as Managing Director of Chevalier (Telepoint) Ltd. from 1991 to 1995. Mr. Montefiore joined Cable and Wireless Systems Ltd. in Hong Kong in 1982 and held various marketing, engineering and senior management positions before he was appointed as Chief Executive Officer in 1987.  Prior to that, Mr. Montefiore joined the Cable and Wireless Group in 1975, serving in the U.K., Bahrain, Saudi Arabia and Hong Kong until 1982.  Mr. Montefiore served as a Director of M1 Shop Pte Limited from May 1996 to February 2009, M1 Capital Limited and Wireless Intellect Labs Limited from November 2002 to January 2009.  He served as a Non-Executive Director of NetPlay TV plc (formerly, Stream Group PLC) from July 2004 to February 2007.  Mr. Montefiore holds a B.S. in Electrical and Electronic Engineering from University of Portsmouth. Mr. Montefiore’s qualifications to serve on the Board include his more than 35 years of experience in the telecommunication industry and the Asian telecommunication market, as well as his extensive leadership, operations, financial and strategy experience attributable to his service as Chief Executive Officer and director of a significant number of companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

By:	/s/ Roy S. Luria
Roy S. Luria Senior Vice President, General Counsel and Corporate Secretary
Date:    September 11, 2013